Press Release
TechnipFMC Announces Fourth Quarter 2024 Results

•Subsea inbound of $2.7 billion in the quarter; full-year orders of $10.4 billion
•Total Company backlog of $14.4 billion increased 9% versus the prior year
•Cash flow from operations of $579 million in the quarter; free cash flow of $453 million
•Shareholder distributions to grow at least 30% in 2025 versus the prior year
•Subsea inbound orders anticipated to exceed $10 billion in 2025

NEWCASTLE & HOUSTON, February 27, 2025 — TechnipFMC plc (NYSE: FTI) today reported fourth quarter 2024 results.
Summary Financial Results from Continuing Operations - Fourth Quarter 2024
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Dec. 31, 2024	Sep. 30, 2024	Dec. 31, 2023	Sequential	Year-over-Year
Revenue	$2,367.3	$2,348.4	$2,077.7	0.8%	13.9%
Net income	$224.7	$274.6	$53.0	(18.2%)	324.0%
Net income margin	9.5%	11.7%	2.6%	(220 bps)	690 bps
Diluted earnings per share	$0.52	$0.63	$0.12	(17.5%)	333.3%

Adjusted EBITDA	$351.0	$386.1	$218.7	(9.1%)	60.5%
Adjusted EBITDA margin	14.8%	16.4%	10.5%	(160 bps)	430 bps
Adjusted net income	$236.2	$280.5	$62.7	(15.8%)	276.7%
Adjusted diluted earnings per share	$0.54	$0.64	$0.14	(15.6%)	285.7%

Inbound orders	$2,923.5	$2,784.5	$1,531.6	5.0%	90.9%
Ending backlog	$14,376.3	$14,698.9	$13,231.0	(2.2%)	8.7%

Total Company revenue in the fourth quarter was $2,367.3 million. Net income attributable to TechnipFMC was $224.7 million, or $0.52 per diluted share. These results included after-tax charges and credits of $11.5 million of expense, or $0.03 per share, which included the following pre-tax items (Exhibit 6):
•Restructuring, impairment and other charges of $14.6 million; and
•A loss on the disposal of the Measurement Solutions business of $3.9 million, which represented a charge attributable to final adjustments made subsequent to the close of the transaction.

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Adjusted net income was $236.2 million, or $0.54 per diluted share (Exhibit 6). Adjusted net income included the following items:
•A discrete non-cash, positive net tax benefit of $54 million due to the release of valuation allowances which resulted from the Company's assessment of the carrying value of its deferred tax assets and future projections of income; and
•Foreign exchange gain of $5.7 million after-tax, or a loss of $3.2 million before-tax.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $351 million; adjusted EBITDA margin was 14.8 percent (Exhibit 8).
When excluding the after-tax impact of foreign exchange gain of $5.7 million, net income was $219 million. Adjusted EBITDA, excluding foreign exchange loss of $3.2 million, was $354.2 million (Exhibit 8).

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Summary Financial Results from Continuing Operations - Full Year 2024
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Twelve Months Ended		Change
(In millions, except per share amounts)	Dec. 31, 2024	Dec. 31, 2023	Year-over- Year
Revenue	$9,083.3	$7,824.2	16.1%
Net income	$842.9	$56.2	1,399.8%
Net income margin	9.3%	0.7%	860 bps
Diluted earnings per share	$1.91	$0.12	1,491.7%

Adjusted EBITDA	$1,351.1	$819.6	64.8%
Adjusted EBITDA margin	14.9%	10.5%	440 bps
Adjusted net income	$803.2	$201.4	298.8%
Adjusted diluted earnings per share	$1.82	$0.45	304.4%

Inbound orders	$11,574.6	$10,982.9	5.4%
Ending backlog	$14,376.3	$13,231.0	8.7%

Total Company revenue in the full year was $9,083.3 million. Net income attributable to TechnipFMC was $842.9 million, or $1.91 per diluted share. These results included after-tax charges and credits totaling $39.7 million of income, or $0.09 per share, which included the following pre-tax items (Exhibit 6):
•A gain on the disposal of the Measurement Solutions business of $71.3 million; and
•Restructuring, impairment and other charges of $25.8 million.
Adjusted net income was $803.2 million, or $1.82 per diluted share (Exhibit 6). Adjusted net income included the following items:
•A discrete non-cash, positive net tax benefit of $114.6 million due to the release of valuation allowances which resulted from the Company's assessment of the carrying value of its deferred tax assets and future projections of income; and
•Foreign exchange loss of $16.7 million after-tax, or $28.5 million before-tax.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $1,351.1 million; adjusted EBITDA margin was 14.9 percent (Exhibit 9).
When excluding the after-tax impact of foreign exchange of $16.7 million, net income was $859.6 million. Adjusted EBITDA, excluding foreign exchange of $28.5 million, was $1,379.6 million (Exhibit 9).

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Doug Pferdehirt, Chair and CEO of TechnipFMC, stated, “This was another year of tremendous success for the TechnipFMC team, and I am proud to report our strong quarterly and full-year results. We achieved total Company inbound of $11.6 billion for the full year—driving year-over-year growth in backlog to $14.4 billion. Subsea inbound orders increased to $10.4 billion, representing our fourth consecutive year with a book-to-bill greater than one. This inbound was characterized by growth in iEPCI™, Subsea 2.0®, and Subsea Services, and benefited from a significant level of direct awards.”
“Total Company revenue for the year grew 16% to $9.1 billion. Adjusted EBITDA improved to $1.4 billion, an increase of 47% when compared to the prior year, excluding the impact of foreign exchange. Cash flow from operations for the full year increased 39% to $961 million, driving growth in free cash flow of 45% to $679 million. We returned $486 million to shareholders—nearly double what we distributed in the prior year.”
Pferdehirt continued, “Our unique combination of direct awards, iEPCI™, and Subsea Services continues to represent an even greater share of our business—growing to more than 80% of total Subsea inbound in 2024 and underpinning the quality of our expanding backlog. We consider this growth to be clear validation of the differentiated value we bring to our clients’ projects.”
“Both iEPCI™ and Subsea 2.0® orders reached new records in 2024. The value of iEPCI™ awards grew nearly 25%, with Subsea 2.0® tree inbound increasing more than 50% versus the prior year. In the fourth quarter, we were awarded an iEPCI™ contract utilizing Subsea 2.0® technology from TotalEnergies for the GranMorgu project—the first oil and gas development offshore Suriname.”
Pferdehirt added, “Surface Technologies benefited from the proactive steps taken to refocus the business. We are capturing the benefits of targeted actions, including the sale of our Measurement Solutions business and optimization of our Americas portfolio. The growth we anticipated in the Middle East is materializing, driven by the ramp up in activity in the United Arab Emirates and the Kingdom of Saudi Arabia, and this represents a differentiated growth opportunity for our company.”
“We remain positive on the outlook for energy given the anticipated growth in demand, with affordability and security of supply now major considerations. We have secured $20.2 billion of subsea orders over the past two years, and our strong market visibility gives us confidence we will exceed $10 billion of inbound in the current year—delivering on our guidance of $30 billion over the three-years ending 2025. We are also experiencing increased visibility into the pipeline of longer-term opportunities, supported by a growing list of named projects that extends beyond the historical planning horizon, giving us even greater confidence that activity will remain robust through the end of the decade.”
Pferdehirt concluded, “We continue to lay the groundwork for further improvement ahead—with multiple levers to drive business performance, some of which are less visible to our external stakeholders, yet are very much within our control. We are committed to sharing the benefits of our improving financial results and growing cash flow through shareholder distributions—with our 2025 target now being increased to at least 70% of free cash flow—driving year-over-year growth in distributions of at least 30%.”
“I am very proud of our accomplishments and the momentum we have built to create a truly unique company in an industry that was ready for a better way forward. 2024 was indeed a major milestone for TechnipFMC, on our more ambitious journey.”

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Operational and Financial Highlights

Subsea
Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Dec. 31, 2024	Sep. 30, 2024	Dec. 31, 2023	Sequential	Year-over-Year
Revenue	$2,047.9	$2,028.1	$1,720.5	1.0%	19.0%
Operating profit	$230.0	$288.8	$145.7	(20.4%)	57.9%
Operating profit margin	11.2%	14.2%	8.5%	(300 bps)	270 bps
Adjusted EBITDA	$338.6	$371.0	$225.5	(8.7%)	50.2%
Adjusted EBITDA margin	16.5%	18.3%	13.1%	(180 bps)	340 bps

Inbound orders	$2,698.5	$2,463.2	$1,270.0	9.6%	112.5%
Ending backlog[1,2,3]	$13,518.1	$13,732.1	$12,164.1	(1.6%)	11.1%

Estimated Consolidated Backlog Scheduling (In millions)	Dec. 31, 2024
2025	$5,505
2026	$3,482
2027 and beyond	$4,531
Total	$13,518
[1] Backlog as of December 31, 2024 was decreased by a foreign exchange impact of $865 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of December 31, 2024 does not include total Company non-consolidated backlog of $442 million.

Subsea reported fourth-quarter revenue of $2,047.9 million, an increase of 1 percent from the third quarter. Revenue increased sequentially due to higher activity in the Gulf of America and Africa, largely offset by lower activity in Latin America and Asia Pacific following the completion of project milestones in the third quarter.
Subsea reported an operating profit of $230 million. Operating profit declined sequentially due to seasonally lower vessel-based activity and the mix of projects executed from backlog in the period. Results were also negatively impacted by $13.1 million of higher restructuring, impairment and other charges. Operating profit margin decreased 300 basis points to 11.2 percent.
Subsea reported adjusted EBITDA of $338.6 million, a decrease of 8.7 percent when compared to the third quarter. The sequential decline was driven by lower vessel-based activity and the mix of projects executed from backlog in the period. Adjusted EBITDA margin decreased 180 basis points to 16.5 percent.

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Subsea inbound orders were $2,698.5 million for the quarter. Book-to-bill in the period was 1.3x. The following awards were included in the period:
•TotalEnergies GranMorgu iEPCI™ project (Suriname)
Major* integrated Engineering, Procurement, Construction and Installation (iEPCI™) contract by TotalEnergies for its GranMorgu project on Block 58, the first oil and gas development offshore Suriname. TechnipFMC’s contracted scope for the project includes Subsea 2.0® tree systems, manifolds, connectors, and topside control equipment. The Company will also supply umbilicals, flexible jumpers, and flexible risers.
*A ‘major’ contract is more than $1 billion, and this represents the value of the contracted scope awarded to the Company.

•Shell Bonga North project (Nigeria)
Substantial* contract by Shell Nigeria Exploration and Production Company Limited to supply Subsea 2.0® production systems for the Bonga North development in Nigeria. The contract covers the design and manufacture of subsea tree systems, manifolds, jumpers, controls, and services.
*A ‘substantial’ contract is between $250 million and $500 million.

Collaboration Agreement:
•TechnipFMC and Prysmian Announce Floating Offshore Wind Collaboration Agreement
TechnipFMC and Prysmian announced the two companies have signed a collaboration agreement to further accelerate the global development of floating offshore wind to help meet growing demand for renewable electricity. The collaboration agreement brings together the technologies and competencies of these two offshore industry leaders, providing the unique capabilities to pioneer a complete water column solution, from seabed to ocean surface. The collaboration will leverage the unparalleled expertise of TechnipFMC’s system design and integration capabilities in dynamic offshore applications with Prysmian’s global leadership in the production and installation of submarine power cable systems. The companies aim to deliver the optimized solution through an iEPCI™ commercial model. Integrated execution of this new solution—which includes mooring and anchoring and both dynamic inter-array and export cable systems—will improve project economics and derisk execution plans.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Dec. 31, 2024	Sep. 30, 2024	Dec. 31, 2023	Sequential	Year-over-Year
Revenue	$319.4	$320.3	$357.2	(0.3%)	(10.6%)
Operating profit	$36.5	$33.7	$33.2	8.3%	9.9%
Operating profit margin	11.4%	10.5%	9.3%	90 bps	210 bps
Adjusted EBITDA	$53.5	$49.1	$52.5	9.0%	1.9%
Adjusted EBITDA margin	16.8%	15.3%	14.7%	150 bps	210 bps

Inbound orders	$225.0	$321.3	$261.6	(30.0%)	(14.0%)
Ending backlog	$858.2	$966.8	$1,066.9	(11.2%)	(19.6%)

Surface Technologies reported fourth-quarter revenue of $319.4 million, a decline of 0.3 percent from the third quarter. These results were driven by lower activity in North America, largely offset by increased project activity in international markets, particularly in the Middle East.
Surface Technologies reported operating profit of $36.5 million, an increase of 8.3 percent versus the third quarter. Operating profit increased sequentially due to higher project activity in international markets, and a $1.9 million decrease in restructuring, impairment and other charges. These results were partially offset by lower activity in North America, and a $3.9 million loss on the disposal of the Measurement Solutions business, which represented a charge attributable to final adjustments made subsequent to the close of the transaction. Operating profit margin increased 90 basis points to 11.4 percent.
Surface Technologies reported adjusted EBITDA of $53.5 million, an increase of 9 percent when compared to the third quarter. Results increased due to higher project activity in international markets, partially offset by lower volumes in North America. Adjusted EBITDA margin increased 150 basis points to 16.8%.
Inbound orders for the quarter were $225 million, a decrease of 30 percent sequentially. Backlog ended the period at $858.2 million.

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Corporate and Other Items (three months ended, December 31, 2024)
Corporate expense was $37.9 million.
Foreign exchange loss was $3.2 million.
Net interest expense was $13.5 million.
Income tax was a benefit of $17.8 million and included a discrete non-cash, positive net tax benefit of $54 million due to the release of valuation allowances. The release of the valuation allowances resulted from the Company's assessment of the carrying value of its deferred tax assets and future projections of income.
Total depreciation and amortization was $107.1 million.
Cash provided by operating activities was $578.9 million. Capital expenditures were $126.2 million. Free cash flow was $452.7 million (Exhibit 11).
Cash and cash equivalents increased $320.2 million sequentially to $1,157.7 million. Gross debt declined $81.5 million sequentially to $885.2 million. The Company ended the period with net cash of $272.5 million (Exhibit 10).
During the quarter, the Company repurchased 2.4 million of its ordinary shares for total consideration of $70 million. When including the dividend payment of $21.2 million, total shareholder distributions in the quarter were $91.2 million. For the twelve months ended December 31, 2024, the Company’s total shareholder distributions were $486 million.
On January 23, 2025, Moody’s Ratings upgraded TechnipFMC to investment grade, raising its rating to ‘Baa3’ from ‘Ba1’ while maintaining its positive outlook for the issuer-level ratings on the Company’s senior unsecured notes due 2026.

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2025 Full-Year Financial Guidance1
The Company’s full-year guidance for 2025 can be found in the table below.
Updates to Subsea guidance, previously issued on October 24, 2024, are as follows:
•Subsea revenue in a range of $8.4 - 8.8 billion, which increased from the previous guidance range of $8.3 - 8.7 billion.
•Subsea adjusted EBITDA margin in a range of 19 - 20%, which increased from the previous guidance range of 18.5 - 20%.

2025 Guidance (As of February 27, 2025)

Subsea	Surface Technologies
Revenue in a range of $8.4 - 8.8 billion	Revenue in a range of $1.2 - 1.35 billion

Adjusted EBITDA margin in a range of 19 - 20%	Adjusted EBITDA margin in a range of 15 - 16%

TechnipFMC

Corporate expense, net $115 - 125 million
(excludes charges and credits)

Net interest expense $45 - 55 million

Effective tax rate 28 - 32%

Capital expenditures approximately $340 million

Free cash flow[2] $850 million - 1 billion

1 Our guidance measures of adjusted EBITDA margin, free cash flow and corporate expense, net, excluding charges and credits, are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

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Teleconference
The Company will host a teleconference on Thursday, February 27, 2025 to discuss the fourth quarter 2024 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership and digital innovation.

Each of our approximately 21,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on X @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth and recovery, growth of our new energy business, and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook,” “commit” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include unpredictable trends in the demand for and price of oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; our inability to develop, implement and protect new technologies and services and intellectual property related thereto; the cumulative loss of major contracts, customers or alliances and unfavorable credit and commercial terms of certain contracts; disruptions in the political, regulatory, economic and social conditions, or public health crisis in the countries where we conduct business; unexpected geopolitical events, armed conflicts, and terrorism threats; the refusal of the Depository Trust Company to act as depository and clearing agency for our shares; the impact of our existing and future indebtedness; a downgrade in our debt rating; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding sustainability matters; uncertainties related to our investments, including those related to energy transition; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; risks of pirates and maritime conflicts endangering our maritime employees and assets; any delays and

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cost overruns of capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with existing and future laws and regulations, including those related to environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; uninsured claims and litigation against us; the additional restrictions on dividend payouts or share repurchases as an English public limited company; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; significant changes or developments in U.S. or other national trade policies, including tariffs and the reactions of other countries thereto; potential departure of our key managers and employees; adverse seasonal, weather, and other climatic conditions; unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; and our inability to obtain sufficient bonding capacity for certain contracts as well as those set forth in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations David Willis Senior Manager, Public Relations Tel: +44 7841 492988 Email: David Willis

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data, unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023

Revenue	$2,367.3	$2,348.4	$2,077.7	$9,083.3	$7,824.2
Costs and expenses	2,165.1	2,061.2	1,938.8	8,126.5	7,315.0
	202.2	287.2	138.9	956.8	509.2

Other income (expense), net including income from equity affiliates	27.1	1.1	(24.7)	(24.2)	(213.9)
Net gain (loss) on disposal of Measurement Solutions business	(3.9)	—	—	71.3	—

Income before net interest expense and income taxes	225.4	288.3	114.2	1,003.9	295.3
Net interest expense	(13.5)	(15.9)	(13.0)	(63.5)	(88.7)

Income before income taxes	211.9	272.4	101.2	940.4	206.6
Provision (benefit) for income taxes	(17.8)	(6.0)	54.5	85.1	154.7

Net income	229.7	278.4	46.7	855.3	51.9
(Income) loss attributable to non-controlling interests	(5.0)	(3.8)	6.3	(12.4)	4.3

Net income attributable to TechnipFMC plc	$224.7	$274.6	$53.0	$842.9	$56.2

Earnings per share attributable to TechnipFMC plc
Basic	$0.53	$0.64	$0.12	$1.96	$0.13
Diluted	$0.52	$0.63	$0.12	$1.91	$0.12

Weighted average shares outstanding:
Basic	424.5	428.3	434.4	429.1	438.6
Diluted	435.8	438.8	448.6	440.5	452.3

Cash dividends declared per share	$0.05	$0.05	$0.05	$0.20	$0.10

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
Segment revenue
Subsea	$2,047.9	$2,028.1	$1,720.5	$7,819.9	$6,434.8
Surface Technologies	319.4	320.3	357.2	1,263.4	1,389.4
Total segment revenue	$2,367.3	$2,348.4	$2,077.7	$9,083.3	$7,824.2

Segment operating profit
Subsea	$230.0	$288.8	$145.7	$953.1	$543.6
Surface Technologies	36.5	33.7	33.2	204.2	114.6
Total segment operating profit	$266.5	$322.5	$178.9	$1,157.3	$658.2

Corporate items
Corporate expense(1)	$(37.9)	$(31.1)	$(38.3)	$(124.9)	$(243.9)
Net interest expense	(13.5)	(15.9)	(13.0)	(63.5)	(88.7)
Foreign exchange losses	(3.2)	(3.1)	(26.4)	(28.5)	(119.0)
Total corporate items	$(54.6)	$(50.1)	$(77.7)	$(216.9)	$(451.6)

Income before income taxes(2)	$211.9	$272.4	$101.2	$940.4	$206.6

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits. For the year ended December 31, 2023, corporate expense includes the non-recurring legal settlement charge of $126.5 million.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Year Ended
Inbound Orders (1)	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023

Subsea	$2,698.5	$2,463.2	$1,270.0	$10,403.5	$9,749.0
Surface Technologies	225.0	321.3	261.6	1,171.1	1,233.9
Total inbound orders	$2,923.5	$2,784.5	$1,531.6	$11,574.6	$10,982.9

Order Backlog (2)	December 31, 2024	September 30, 2024	December 31, 2023

Subsea	$13,518.1	$13,732.1	$12,164.1
Surface Technologies	858.2	966.8	1,066.9
Total order backlog	$14,376.3	$14,698.9	$13,231.0

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	December 31,
	2024	2023

Cash and cash equivalents	$1,157.7	$951.7
Trade receivables, net	1,318.5	1,138.1
Contract assets, net	967.7	1,010.1
Inventories, net	1,076.7	1,100.3
Other current assets	947.0	995.2
Total current assets	5,467.6	5,195.4

Property, plant and equipment, net	2,133.8	2,270.9
Intangible assets, net	508.3	601.6
Other assets	1,759.5	1,588.7
Total assets	$9,869.2	$9,656.6

Short-term debt and current portion of long-term debt	$277.9	$153.8
Accounts payable, trade	1,302.6	1,355.8
Contract liabilities	1,786.6	1,485.8
Other current liabilities	1,497.7	1,473.2
Total current liabilities	4,864.8	4,468.6

Long-term debt, less current portion	607.3	913.5
Other liabilities	1,258.7	1,102.4
TechnipFMC plc stockholders’ equity	3,093.8	3,136.7
Non-controlling interests	44.6	35.4
Total liabilities and equity	$9,869.2	$9,656.6

TechnipFMC.com	Page 16 of 26

Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2024	2024	2023
Cash provided by operating activities
Net income	$229.7	$855.3	$51.9
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	107.1	392.7	377.8
Employee benefit plan and share-based compensation costs	18.6	76.2	30.8
Deferred income tax provision, net	(185.4)	(246.1)	(54.2)
Derivative instruments and foreign exchange	(42.1)	(73.6)	29.6
Income from equity affiliates, net of dividends received	40.7	28.8	(34.2)
Net (gain) loss on disposal of Measurement Solutions business	3.9	(71.3)	—
Other	12.9	17.0	42.4
Changes in operating assets and liabilities
Trade receivables, net and Contract assets	38.2	(236.1)	(227.7)
Inventories, net	26.3	(42.0)	(91.2)
Accounts payable, trade	(115.7)	8.2	62.5
Contract liabilities	329.3	362.7	321.0
Income taxes (receivable) payable, net	53.8	34.8	34.3
Other current assets and liabilities, net	57.3	(226.5)	203.3
Other non-current assets and liabilities, net	4.3	80.9	(53.3)
Cash provided by operating activities	578.9	961.0	693.0

Cash required by investing activities
Capital expenditures	(126.2)	(281.6)	(225.2)
Proceeds from sale of assets	13.6	19.2	84.7
Proceeds from sale of Measurement Solutions business	—	186.1	—
Other	0.1	0.5	14.9
Cash required by investing activities	(112.5)	(75.8)	(125.6)

Cash required by financing activities
Net change in short-term debt	(29.6)	(121.3)	(341.6)
Cash settlement for derivative hedging debt	—	(1.2)	(30.1)
Share repurchases	(70.0)	(400.1)	(205.1)
Dividends paid	(21.2)	(85.9)	(43.5)
Payments related to taxes withheld on share-based compensation	—	(49.7)	(17.2)
Other	(4.7)	10.2	(19.0)
Cash required by financing activities	(125.5)	(648.0)	(656.5)
Effect of changes in foreign exchange rates on cash and cash equivalents	(20.7)	(31.2)	(16.3)
Change in cash and cash equivalents	320.2	206.0	(105.4)
Cash and cash equivalents in the statement of cash flows, beginning of period	837.5	951.7	1,057.1
Cash and cash equivalents in the statement of cash flows, end of period	$1,157.7	$1,157.7	$951.7

TechnipFMC.com	Page 17 of 26

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the fourth quarter 2024 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Net income attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”); and Adjusted EBITDA, excluding foreign exchange gains or losses, net; Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net); Corporate expense, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; net cash (debt); and free cash flow are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and the tax impact of the non-GAAP adjustments is separately presented in the applicable reconciliation table. Estimates of the tax effect of each adjustment is calculated item by item, by reviewing the relevant jurisdictional tax rate to the pretax non-GAAP amounts, analyzing the nature of the item and/or the tax jurisdiction in which the item has been recorded, the need of application of a specific tax rate, history of non-GAAP taxable income positions (i.e. net operating loss carryforwards) and concluding on the valuation allowance positions.
Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC’s operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net income attributable to TechnipFMC plc	$224.7	$274.6	$53.0	$842.9	$56.2

Charges and (credits):
Restructuring, impairment and other charges	14.6	3.8	10.0	25.8	20.0
Non-recurring legal settlement charges*	—	—	—	—	126.5
Net (gain) loss on disposal of Measurement Solutions business	3.9	—	—	(71.3)	—
Tax on charges and (credits)	(7.0)	2.1	(0.3)	5.8	(1.3)

Adjusted net income attributable to TechnipFMC plc	$236.2	$280.5	$62.7	$803.2	$201.4

Weighted diluted average shares outstanding	435.8	438.8	448.6	440.5	452.3

Reported earnings per share - diluted	$0.52	$0.63	$0.12	$1.91	$0.12
Adjusted earnings per share - diluted	$0.54	$0.64	$0.14	$1.82	$0.45

*The non-recurring legal settlement charges reflect the impact of the resolution of all outstanding matters with the PNF (reference to Note 20 of the annual report on Form 10-K for the year ended December 31, 2023 (the “ FY2023 10-K”)). For taxation purposes, the charges are treated as a penalty and as such, do not trigger tax charges or benefits.

TechnipFMC.com	Page 18 of 26

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net income attributable to TechnipFMC plc	$224.7	$274.6	$53.0	$842.9	$56.2

Income (loss) attributable to non-controlling interests	5.0	3.8	(6.3)	12.4	(4.3)
Provision (benefit) for income tax	(17.8)	(6.0)	54.5	85.1	154.7
Net interest expense	13.5	15.9	13.0	63.5	88.7
Depreciation and amortization	107.1	94.0	94.5	392.7	377.8
Restructuring, impairment and other charges	14.6	3.8	10.0	25.8	20.0
Non-recurring legal settlement charges*	—	—	—	—	126.5
Net (gain) loss on disposal of Measurement Solutions business	3.9	—	—	(71.3)	—

Adjusted EBITDA	$351.0	$386.1	$218.7	$1,351.1	$819.6

Foreign exchange, net	3.2	3.1	26.4	28.5	119.0
Adjusted EBITDA, excluding foreign exchange, net	$354.2	$389.2	$245.1	$1,379.6	$938.6

*The non-recurring legal settlement charges reflect the impact of the resolution of all outstanding matters with the PNF (reference to Note 20 of the FY2023 10-K). For taxation purposes, the charges are treated as a penalty and as such, do not trigger tax charges or benefits.

TechnipFMC.com	Page 19 of 26

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,047.9	$319.4	$—	$—	$2,367.3

Operating profit (loss), as reported (pre-tax)	$230.0	$36.5	$(37.9)	$(3.2)	$225.4

Charges and (credits):
Restructuring, impairment and other charges	13.1	1.9	(0.4)	—	14.6
Loss on disposal of Measurement Solutions business	—	3.9	—	—	3.9
Subtotal	13.1	5.8	(0.4)	—	18.5

Depreciation and amortization	95.5	11.2	0.4	—	107.1

Adjusted EBITDA	$338.6	$53.5	$(37.9)	$(3.2)	$351.0

Foreign exchange, net	—	—	—	3.2	3.2

Adjusted EBITDA, excluding foreign exchange, net	$338.6	$53.5	$(37.9)	$—	$354.2

Operating profit margin, as reported	11.2%	11.4%			9.5%

Adjusted EBITDA margin	16.5%	16.8%			14.8%

Adjusted EBITDA margin, excluding foreign exchange, net	16.5%	16.8%			15.0%

TechnipFMC.com	Page 20 of 26

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,028.1	$320.3	$—	$—	$2,348.4

Operating profit (loss), as reported (pre-tax)	$288.8	$33.7	$(31.1)	$(3.1)	$288.3

Charges and (credits):
Restructuring, impairment and other charges	—	3.8	—	—	3.8
Subtotal	—	3.8	—	—	3.8

Depreciation and amortization	82.2	11.6	0.2	—	94.0

Adjusted EBITDA	$371.0	$49.1	$(30.9)	$(3.1)	$386.1

Foreign exchange, net	—	—	—	3.1	3.1

Adjusted EBITDA, excluding foreign exchange, net	$371.0	$49.1	$(30.9)	$—	$389.2

Operating profit margin, as reported	14.2%	10.5%			12.3%

Adjusted EBITDA margin	18.3%	15.3%			16.4%

Adjusted EBITDA margin, excluding foreign exchange, net	18.3%	15.3%			16.6%

TechnipFMC.com	Page 21 of 26

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2023
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,720.5	$357.2	$—	$—	$2,077.7

Operating profit (loss), as reported (pre-tax)	$145.7	$33.2	$(38.3)	$(26.4)	$114.2

Charges and (credits):
Restructuring, impairment and other charges	1.2	3.9	4.9	—	10.0
Subtotal	1.2	3.9	4.9	—	10.0

Depreciation and amortization	78.6	15.4	0.5	—	94.5

Adjusted EBITDA	$225.5	$52.5	$(32.9)	$(26.4)	$218.7

Foreign exchange, net	—	—	—	26.4	26.4

Adjusted EBITDA, excluding foreign exchange, net	$225.5	$52.5	$(32.9)	$—	$245.1

Operating profit margin, as reported	8.5%	9.3%			5.5%

Adjusted EBITDA margin	13.1%	14.7%			10.5%

Adjusted EBITDA margin, excluding foreign exchange, net	13.1%	14.7%			11.8%

TechnipFMC.com	Page 22 of 26

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Year Ended
	December 31, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$7,819.9	$1,263.4	$—	$—	$9,083.3

Operating profit (loss), as reported (pre-tax)	$953.1	$204.2	$(124.9)	$(28.5)	$1,003.9

Charges and (credits):
Restructuring, impairment and other charges	12.9	8.1	4.8	—	25.8
Gain on disposal of Measurement Solutions business	—	(71.3)	—	—	(71.3)
Subtotal	12.9	(63.2)	4.8	—	(45.5)

Depreciation and amortization	342.5	49.0	1.2	—	392.7

Adjusted EBITDA	$1,308.5	$190.0	$(118.9)	$(28.5)	$1,351.1

Foreign exchange, net	—	—	—	28.5	28.5

Adjusted EBITDA, excluding foreign exchange, net	$1,308.5	$190.0	$(118.9)	$—	$1,379.6

Operating profit margin, as reported	12.2%	16.2%			11.1%

Adjusted EBITDA margin	16.7%	15.0%			14.9%

Adjusted EBITDA margin, excluding foreign exchange, net	16.7%	15.0%			15.2%

TechnipFMC.com	Page 23 of 26

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Year Ended
	December 31, 2023
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$6,434.8	$1,389.4	$—	$—	$7,824.2

Operating profit (loss), as reported (pre-tax)	$543.6	$114.6	$(243.9)	$(119.0)	$295.3

Charges and (credits):
Restructuring, impairment and other charges	4.9	9.8	5.3	—	20.0
Non-recurring legal settlement charges	—	—	126.5	—	126.5
Subtotal	4.9	9.8	131.8	—	146.5

Depreciation and amortization	310.5	65.2	2.1	—	377.8

Adjusted EBITDA	$859.0	$189.6	$(110.0)	$(119.0)	$819.6

Foreign exchange, net	—	—	—	119.0	119.0

Adjusted EBITDA, excluding foreign exchange, net	$859.0	$189.6	$(110.0)	$—	$938.6

Operating profit margin, as reported	8.4%	8.2%			3.8%

Adjusted EBITDA margin	13.3%	13.6%			10.5%

Adjusted EBITDA margin, excluding foreign exchange, net	13.3%	13.6%			12.0%

TechnipFMC.com	Page 24 of 26

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	December 31, 2024	September 30, 2024	December 31, 2023
Cash and cash equivalents	$1,157.7	$837.5	$951.7
Short-term debt and current portion of long-term debt	(277.9)	(310.4)	(153.8)
Long-term debt, less current portion	(607.3)	(656.3)	(913.5)
Net cash (debt)	$272.5	$(129.2)	$(115.6)

Net cash (debt) is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net cash, or net debt, is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net cash (debt) should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 25 of 26

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2024	2024	2023
Cash provided by operating activities	$578.9	$961.0	$693.0
Capital expenditures	(126.2)	(281.6)	(225.2)
Free cash flow	$452.7	$679.4	$467.8

Free cash flow, is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe from operations, free cash flow is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 26 of 26